AMENDMENT AGREEMENT NO. 5 TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT


        This AMENDMENT AGREEMENT NO. 5 (this "Amendment"), dated as of December 15, 1997, by and among SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation
("STC"), SIGNAL TECHNOLOGY SALES CORP., a United States Virgin Islands corporation ("Sales" and, together with STC, the "Companies"), and BankBoston, N.A., a national banking association formerly known as The First National Bank of Boston (the "Bank"), amends the Second Amended and Restated Credit Agreement dated as of September 30, 1993, as the same may be amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Companies and the Bank. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

        WHEREAS, the Companies have requested that the Bank agree to certain amendments to the Credit Agreement; and

        WHEREAS, subject to the terms and provisions hereof, the Bank is willing to so amend the Credit Agreement;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

               1.1     Amendments to Certain Definitions.

               (a) The following defined terms are hereby deleted from Section 1 of the Credit Agreement: (i) "Arizona Term Loan", (ii) "Fixed Rate", (iii) "Fixed Rate Amount", (iv) "Fixed Rate Prepayment Penalty", and (v) "Florida Term Loan".

               (b) The definition of the term "Base Rate Loans" is hereby amended by deleting therefrom the words "Revolving Credit".

               (c) The definition of the term "Companies" is hereby amended to refer to "Signal Technology Corporation, a Delaware corporation, and Signal Technology Sales Corp., a United States Virgin Islands Corporation".

               (d) The defined term  "Consolidated  Net Earnings  Available  for
Interest   Charges"  is  hereby   deleted  and  the  following  is  inserted  in
substitution therefor:

               "Consolidated Net Earnings Available for Debt Service - for any period, (a) Consolidated Net Income for such period, plus (b) interest paid or accrued by STC and its Subsidiaries with respect to all Indebtedness for such period (excluding any interest taken into account in the computation of Consolidated Net Earnings Available for Debt Service in any prior period), plus (c) all taxes for such period which are imposed on or measured by income after deduction of Interest Changes, plus (d) depreciation and amortization (determined with respect to STC and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles), minus (e) the sum of (i) Capital Expenditures and (ii) federal and state income taxes actually paid in cash during such period."

Each reference in the Credit Agreement to "Consolidated Net Earnings Available for Interest Charges" is hereby amended to refer to "Consolidated Net Earnings Available for Debt Service".

               (e) The following new defined term is hereby inserted in Section 1 of the Credit Agreement, immediately following the defined term "Consolidated Tangible Net Worth":

               "Debt Service - for any period, the sum of (i) Interest Charges for such period, plus (iii) the aggregate amount of all principal payments made, accrued or becoming due during such period in respect of the Real Estate Term Loans."

               (f) The definition of the term "Drawdown Date" is hereby amended to read in its entirety as follows:

               "Drawdown Date - the date on which any Loan is made or is to be made, and the date on which any Loan is converted or converted or continued in accordance with ss.2.9 or ss.3.4."

               (g) The definition of the term "Eurodollar Rate" is hereby amended by inserting the phrase "or Term Loan Interest Period" immediately following the term "Interest Period" in each place that such term appears in said definition.

               (h) The definition of the term "Eurodollar Rate Loans" is hereby amended by deleting therefrom the words "Revolving Credit".

               (i) The definitions of the terms "FNBB" and "the Bank" are hereby amended to refer to "BankBoston, N.A., a national banking association formerly known as The First National Bank of Boston".

               (j) The definition of the term "Interest Payment Date" is hereby amended by inserting the phrase "or Term Loan Interest Period" immediately following the term "Interest Period" in each place that such term appears in said definition.

               (k) The following new defined term is hereby inserted in Section 1 of the Credit Agreement, immediately following the term "Proprietary Rights":

               "Real Estate Term Loan Maturity Date - January 31, 2003".

               (1) The definition of the term "Real Estate Term Loans" is hereby amended to read "see ss.3.1".

               (m) The following new defined term is hereby inserted in Section 1 of the Credit Agreement, immediately following the defined term "Subsidiary":

               "Term Loan Interest Period - with respect to any portion of the Real Estate Term Loans, (a) initially, the period commencing on the Drawdown Date of such portion of the Real Estate Term Loans and ending on the last day of one of the periods set forth below, as selected by the Companies when borrowing such portion of the Real Estate Term
          Loans: (i) for any Base Rate Loan, the applicable calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such portion of the Real Estate Term Loans and ending on the last day of one of the periods set forth above, as selected by the Companies when converting or continuing the Type of such portion of the Real Estate Term Loans; provided that all of the foregoing provisions relating to Term Loan Interest Periods are subject to the following:

                   (A) if any Term Loan Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Term Loan Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Term Loan Interest Period into another calendar month, in which event such Term Loan Interest Period shall end on the immediately preceding Eurodollar Business Day;

                   (B) if any Term Loan Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Term Loan Interest Period shall end on the next succeeding Business Day;

                   (C) if the Companies shall fail to give notice as provided in ss.3.4, the Companies shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Term Loan Interest Period with respect thereto;

                   (D) any Term Loan Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Term Loan Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                   (E) any Term Loan Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Real Estate Term Loan Maturity Date shall end on the Real Estate Term Loan Maturity Date."

               (n) The definition of the term "Type" is hereby amended to read in its entirety as follows:

               "Type - as to any Loan or portion thereof its nature as a Base Rate Loan or a Eurodollar Rate Loan."

               1.2 Amendment of Section 2.8. Sections 2.8(a) and (b) of the Credit Agreement are hereby amended to read in their entirety as follows:

               "(a) Except as provided in ss.5.1 hereof, each Revolving Credit Loan that is a Base Rate Loan shall bear interest at the rate per annum equal to the Base Rate.

               (b) Except as provided in ss.5.1 hereof, each Revolving Credit Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus 1.75% per annum."

               1.3 Amendment of Section 3. Section 3 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "3. THE REAL ESTATE TERM LOANS.

               ss.3.1 Making of the Loans. The Companies and the Bank acknowledge and agree that the Bank (a) on March 31, 1993, advanced funds to the Companies on a joint and several basis for the purposes of funding the acquisition of the Arizona Real Estate, and (b) on April 14, 1992 advanced funds to the Companies on a joint and several basis for the purpose of funding the acquisition of the Fort Walton Real Estate. The Bank agrees to make an additional advance to the Companies, on a joint and several basis, on December 15, 1997, in an amount equal to the sum of (i) $6,000,000, minus (ii) the aggregate outstanding principal amount of the advances referred to in the immediately preceding sentence (such previous advances and such additional advances are herein collectively referred to as the "Real Estate Term Loans"). The proceeds of such additional advance shall be used solely to (i) repay Revolving Credit Loans that were incurred to finance the acquisition of the Companies' facility in Beverly, Massachusetts and
          (ii) pay costs and expenses incurred by the Companies in connection with such acquisition and the amendment of the Loan Documents to reflect such additional advance.

               ss.3.2 Repayment of Real Estate Term Loans. The Companies jointly and severally and irrevocably and unconditionally promise to repay to the Bank the Real Estate Term Loans in twenty-two (22) remaining installments due and payable on the first Business Day of each January, April, July and October of each year, commencing January 1, 1998, and with the final installment due and payable on the Real Estate Term Loan Maturity Date; each of the first twenty-one (21) such installments shall be in an amount equal to $100,000 and the last installment shall be in an aggregate amount equal to the unpaid balance of the Real Estate Term Loans.

               ss.3.3 Interest on Real Estate Term Loans.

                   (a) Unless and until converted to a different Type pursuant to ss.3.4, the Real Estate Term Loans shall be Base Rate Loans.

                   (b) Except as provided in ss.5.1 hereof, any portion of the Real Estate Term Loans that is a Base Rate Loan shall bear interest at the Base Rate.

                   (c) Except as provided in ss.5.1 hereof, any portion of the Real Estate Term Loans that is a Eurodollar Rate Loan shall bear interest for each Term Loan Interest Period at the rate of one and three-quarters percent (1.75%) per annum above the Eurodollar Rate determined for each such Term Loan Interest Period.

                   (d) The Companies jointly and severally promise to pay interest on each Real Estate Term Loan in arrears on each Interest Payment Date with respect thereto and at the stated or any accelerated maturity of the Real Estate Term Loans.

               ss.3.4 Conversion Options.

                   (a) The Companies may elect from time to time to convert any portion of the outstanding Real Estate Term Loans to Real Estate Term Loans of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan into Real Estate

          Term Loans of another Type, such conversion shall only be made on the last day of the Term Loan Interest Period with respect thereto; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Companies shall give the Bank at least three
          (3) Eurodollar Business Days' prior written notice of such election; and (iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Real Estate Term Loans of any Type may be converted as provided herein, provided that partial conversions shall be in an aggregate principal amount of $500,000 or a larger integral multiple of $100,000. Each request relating to the conversion of any portion of the Revolving Credit Loans to a Eurodollar Rate Loan shall be irrevocable by the Companies.

                   (b) Real Estate Term Loans of any Type may be continued as such upon the expiration of a Term Loan Interest Period with respect thereto by compliance by the Companies with the notice provisions contained in ss.3.4(a); provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Term Loan Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Bank active upon the Companies' account have actual knowledge.

                   (c) Any conversion to or from Real Estate Term Loans that are Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a larger integral multiple of $100,000 in excess thereof.

               ss.3.5 Prepayment. Subject to the provisions of ss.5.13, the Companies shall have the right at any time to prepay the Real Estate Term Loans as a whole or in part, with accrued interest to the date of prepayment on the amount prepaid; provided that each partial prepayment thereof shall be in the aggregate amount of $50,000 or an integral multiple thereof. The Companies shall give the Bank at least three (3) Business Days' prior written notice of any such proposed prepayment pursuant to this ss.3.5 of Eurodollar Rate Loans, specifying the proposed date of such prepayment and the principal amount to be prepaid. Each partial prepayment shall be applied to the then last maturing installment or installments of principal in inverse order of their maturity. Whenever any interest on, and any principal of the Real Estate Term Loans are paid simultaneously hereunder, the whole amount paid shall be applied first to interest accrued and unpaid on the Real Estate Term Loan and then to principal."

               1.4 Amendment of Section 5.1. Section 5.1 of the Credit Agreement is hereby amended by deleting therefrom the phrase "or, in the case of Fixed Rate Amounts, two percent (2%) above the applicable Fixed Rate,".

               1.5 Amendment of Section 5.2. Section 5.2 of the Credit Agreement is hereby amended by inserting the phrase "or "Term Loan Interest Period"" immediately following the term "Interest Period" in the sixth line of said
Section 5.2.

               1.6 Deletion of Sections 5.7 and 5.8. Sections 5.7 and 5.8 of the Credit Agreement are hereby deleted in their entirety and the following is hereby inserted in substitution therefor:

               "ss.5.7 [INTENTIONALLY DELETED].

               ss.5.8 [INTENTIONALLY DELETED]".

               1.7 Amendment of Section 5.9. Section 5.9 of the Credit Agreement is hereby amended by deleting therefrom the phrase "any Fixed Rate Amounts", in each place such phrase appears in said Section 5.9.

               1.8 Amendment of Section 5.11. Section 5.11 of the Credit Agreement is hereby amended by inserting the phrase "or any Term Loan Interest Period" immediately following the phrase "Interest Period" in each place such phrase appears in said Section 5.11.

               1.9 Amendment of Section 5.12. Section 5.12 of the Credit Agreement is hereby amended by (a) deleting the term "Revolving Credit" in each place such phrase appears in said Section 5.12, and (b) inserting the phrase "or any Term Loan Interest Period" immediately following the term "Interest Period" in the eighth line of said Section 5.12.

               1.10 Amendment of Section 5.13. Section 5.13 of the Credit Agreement is hereby amended by (a) inserting the phrase "or ss.3.4" immediately following the term "ss.2.9" in clause (a) of said Section 5.13, and (b) inserting the phrase "or any Term Loan Interest Period" immediately following the term "Interest Period" in clause (c) of said Section 5.13.

               1.11 Amendment of Section 12.7. Section 12.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "ss.12.7 Net Worth. Permit at any time Consolidated Tangible Net Worth to be less than the amount equal to the sum of $32,000,000 plus, on a cumulative basis, 50% of positive Consolidated Net Income for the fiscal quarter ending December 31, 1997 and each fiscal quarter ending thereafter."

               1.12 Amendment of Section 12.8. Section 12.8 of the Credit Agreement is hereby deleted and the following is hereby inserted in substitution therefor:

               "ss.12.8 Debt Service Coverage. Permit the ratio of (a) Consolidated Net Earnings Available for Debt Service for any fiscal quarter to (b) aggregate Debt Service for such fiscal quarter, to be less than 3 to 1."

               1.13 Amendment of Section 23. Subsection (b) of Section 23 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "(b) if to the  Bank, at 100 Federal  Street,  01-07-07,  Boston,
          Massachusetts 02110, Attn: Carlton F. Williams, Director, or such other address for notice as the Bank shall have last furnished in writing to the Person giving such notice; with a copy to William A. Levine, Esq., Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109."

        2. Representations and Warranties. The Companies hereby represent and warrant to the Bank as follows:

               (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Companies to the Bank with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Bank and the Companies, the representations and warranties of the Companies contained in the Credit Agreement were true and correct in all material respects when made and continued to be true and correct in all material respects on the date hereof, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment, and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

               (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Companies hereby confirms that the representations and warranties of the Companies contained in Sections 8.1 and 8.3 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan

Documents" for the purposes of making said representations and warranties.

          3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Bank by (or on behalf of) each of the Companies, as the case may be, contemporaneously with the execution hereof, of the following, in form and substance satisfactory to the Bank:

               (a) this Amendment signed by each of the Companies and the Bank;

               (b) an interest rate swap agreement with the Bank covering the entire outstanding principal balance of the Real Estate Loans (after giving effect to additional advances contemplated by this Amendment) having terms and conditions acceptable to the Bank;

               (c) a legal opinion letter from the Companies' outside counsel with respect to the organization, continued existence, good standing, corporate power and corporate authorization of STC and as to the due execution, delivery, legality, validity, binding effect and enforceability of this Amendment and the Credit Agreement as amended hereby;

               (d) payment of an amendment fee of $40,000; and

               (e) any other confirmatory or corporate authority document or instrument the Bank may reasonably request.

          4. Title Insurance Endorsements and Good Standing Certificates. Not later than by January 9, 1998, the Companies shall: (a) execute, deliver and cause to be recorded amendments to each of the Mortgages (the "Mortgage Amendments"), dated as of the date of this Amendment, which Mortgage Amendments shall provide, among other things, that (i) the Credit Agreement has been amended through and including this Amendment and (ii) the obligations under the Credit Agreement (as amended) that are secured by the Mortgages shall be limited to the Secured Obligations, and which Mortgage Amendments shall be in form satisfactory to the Bank in its sole discretion and shall be prepared by the Bank at the Companies' expense; (b) deliver to the Bank endorsements to the existing title insurance policies issued to the Bank with respect to the Mortgages, amending such policies so that (i) the insured amount of each such policy is no less than the current appraised value of the property covered thereby, (ii) the effective date of each such policy (as affected by the endorsements) is no earlier than the effective date of this Amendment and (iii) the mortgage insured by each such policy shall be the applicable Mortgage as amended by the applicable Mortgage Amendment, without exception for any liens, encumbrances or other matters affecting title to or possession of the property not disclosed in the existing title insurance policies, except for real estate taxes not yet due and payable at the time the Mortgage Amendments are effective, provided, however, that if the endorsements are not able to be issued without taking any such exception then the Companies shall have an additional forty-five (45) days (i.e. to February 23, 1998) in which to remove all such exceptions from title and cause the endorsements to be issued without any such exceptions; and (c) deliver to the Bank a certificate from the appropriate governmental authority as to the continued existence and good standing of Sales under the laws of the United States Virgin Islands. Failure of the Companies to comply with this Section 4 shall constitute an Event of Default.

      5. Waiver of Noncompliance with Interest Coverage Covenant. The Bank hereby waives the Companies' noncompliance with Section 12.8 of the Credit Agreement (as in effect prior to giving effect to this Amendment) for the period ended September 30, 1997.

      6. Miscellaneous Provisions. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Companies confirms and agrees that the joint and several Obligations of the Companies to the Bank, as amended and supplemented hereby, are entitled to the benefits of the Loan Documents. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Companies hereby jointly and severally confirm their obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the reasonable fees and expenses of Sullivan & Worcester LLP.

      7. Governing Law. This Amendment shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                            SIGNAL TECHNOLOGY CORPORATION

                                            By    /s/ Dale L. Peterson
                                               --------------------------------
                                            Name:     Dale L. Peterson
                                            Title:    CEO & Chairman


                                            SIGNAL TECHNOLOGY SALES CORP.


                                            By:  /s/ Edward G. Rockwell
                                               --------------------------------
                                            Name:    Edward G. Rockwell
                                            Title:   Secretary


                                            BANKBOSTON, N.A.


                                            By: /s/ Carlton F. Williams
                                               --------------------------------
                                            Name    Carlton F. Williams
                                            Title:  Director